Exhibit 99.1
OnDeck Announces New $100 Million Revolving Credit Facility

NEW YORK, April 19, 2018 – OnDeck® (NYSE:ONDK), the leader in online lending for small business, announced today the closing of a $100 million asset-backed revolving credit facility with Pioneers Gate LLC, a lending vehicle of a leading life insurance company managed by 20 Gates Management. The new facility provides the longest revolving funding period of any of OnDeck’s funding sources, and the lowest interest margin of any of OnDeck’s variable-rate funding facilities to date. In addition to providing financing for OnDeck’s term loans, a portion of the facility may be used to finance OnDeck’s revolving lines of credit. Certain other details are reflected below:

Commitment Amount:	$100 million
Interest Rate:	1 Month LIBOR + 2.00%
Advance Rate:	84.5%
Revolving Funding Period:	4 years
Maturity Date:	October 13, 2022

“We are excited to complete yet another milestone transaction that increases our funding flexibility while reducing costs,” said Ken Brause, Chief Financial Officer, OnDeck. “We are pleased that Pioneers Gate has chosen to support OnDeck and our mission of empowering the growth of small business through lending technology and innovation.”
Under the facility, loans will be made to a wholly-owned subsidiary of OnDeck, which will purchase small business loans from OnDeck. This revolving pool of small business loans will serve as collateral under the facility. OnDeck is acting as the servicer for these loans.
“We are delighted to announce further progress on executing our funding strategy on the heels of closing our most recent securitization,” said Ron Elimelekh, Head of Capital Markets, OnDeck. “This credit facility provides OnDeck with long-term committed funding to support future loan growth. Securing the flexibility to obtain funding on a revolving basis for the next four years at an attractive cost of funds while continuing to diversify our funding sources is another great step forward for OnDeck.”

About OnDeck

OnDeck (NYSE: ONDK) is the leader in online small business lending. Since 2007, the company has powered Main Street’s growth through advanced lending technology and a constant dedication to customer service. OnDeck’s proprietary credit scoring system - the OnDeck Score ® - leverages advanced analytics, enabling OnDeck to make real-time lending decisions and deliver capital to small businesses in as little as 24 hours. OnDeck offers business owners a complete financing solution, including the online lending industry’s widest range of term loans and lines of credit. To date, the company has deployed over $8 billion to more than 80,000 customers in 700 different industries across the United States, Canada and Australia. For more information, please visit www.ondeck.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other legal authority. Forward-looking statements can be identified by words such as “proposed,” "will," "enables," "expects," "allows," "continues," "believes," "anticipates," "estimates" or similar expressions. These include statements regarding possible future loan growth as a result of entering into the new facility or otherwise. Forward-looking statements are neither historical facts nor assurances of future performance. They are based only on our current beliefs, expectations and assumptions regarding the future of our business, anticipated events and trends, the economy and other future conditions. As such, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and in many cases outside our control. Therefore, you should not rely on any of these forward-looking statements. Our expected results may not be achieved, and actual results may differ materially from our expectations. Factors that could cause or contribute to actual results differing from our forward-looking statements include risks relating to: our ability to meet borrowing conditions and remain in compliance with all the provisions of the new facility; changes in the financial markets, including changes in credit markets and interest rates; adverse developments regarding OnDeck, its business or the online or broader marketplace lending industry generally; and other risks, including those described in our Annual Report on Form 10-K for the year ended December 31, 2017 and in other documents that we file with the Securities and Exchange Commission from time to time which are or will be available on the Commission's website at www.sec.gov. Except as required by law, we undertake no duty to update the information in this press release.

Investor Contact:
Scott Reynolds
(646) 668-3551
sreynolds@ondeck.com

Media Contact:
Jim Larkin
(203) 526-7457
jlarkin@ondeck.com

OnDeck, the OnDeck logo, OnDeck Score and OnDeck Marketplace are trademarks of On Deck Capital, Inc.

SOURCE On Deck Capital, Inc.